Exhibit 99.2


                                     PNCCPAs
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February 6, 2001



Mr.  Anthony Cella
RDC International, Inc.
Sarasota City Center
1819 Main Street, Suite 702
Sarasota, Florida   34236


Dear Tony:

We have not been able to complete the review of RDC International, Inc., for the three month period ended December 31, 2000 due to not receiving all of the requested confirmations in a timely manner.


Sincerely,

/s/ Thomas J.  Bellante
Thomas J.  Bellante, C.P.A.


TJB/lsl




             Pender Newkirk & Company * Certified Public Accountants
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          100 South Ashley Drive * Suite 1650 * Tampa, Florida 33602 *
                   (813) 229-2359 * Web Site: www.pnccpa.com

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